URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!
Dear Shareholder:
YOUR VOTE IS IMPORTANT!
To facilitate receiving your voted proxy as quickly as possible, we have instructed our independent proxy tabulator to forward the enclosed proxy material to you by overnight delivery. The attached Federal Express envelope addressed to the proxy tabulator has been provided to speed the return of your signed proxy.
To Vote By Phone
Call our proxy solicitor, D.F. King & Co., Inc. toll-free at 1-800-848-3155 weekdays from
8 a.m.- 8 p.m. EST.
To Vote By Fax
Fax the front and back of your SIGNED proxy card to our proxy tabulator at 1-888-451-8683.

To Vote By Return Federal Express
To cast your ballot, simply record your vote on the enclosed proxy card. You can return your SIGNED proxy card in the Federal Express envelope provided. To use this return envelope, call Federal Express at 1-800-238-5355. Federal Express will pick up the envelope at your location. There is no charge to you for sending the overnight package.
REMEMBER, VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED. Please accept our thanks in advance for your cooperation and prompt attention to this matter.
Sincerely,

Edward C. Johnson 3d
Chairman and Chief Executive Officer